                                                                     EXHIBIT 4.3




                                                                  DRAFT--12/2/94



________________________________________________________________________________



                     FIRST FINANCIAL MANAGEMENT CORPORATION


                                       TO


                  NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION
                                    Trustee


                       _______________________________



                          First Supplemental Indenture

                         Dated as of December 5, 1994

                                       to

                                   Indenture

                          Dated as of December 5, 1994


                       _______________________________



                           Providing for the Issuance

                                       of

                  ___% Senior Convertible Debentures Due 1999


________________________________________________________________________________

                 FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of December 5, 1994, between FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation, and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, Trustee under that certain Indenture dated as of December 5, 1994 (the "Indenture").

                 WHEREAS, Section 901(7) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture; and

                 WHEREAS, the Board of Directors of the Company has established a new series of Securities to be designated as "____% Senior Convertible Debentures Due 1999," and the Board of Directors of the Company has authorized an issue of ____________ Million and No/100 Dollars ($___,000,000.00) principal amount thereof; and

                 WHEREAS, the Company desires to execute and deliver this First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes, among others, of providing for the creation of a new series of Securities, designating the series to be created and specifying the terms and provisions of the Securities of such series;

                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                                  ARTICLE ONE

                                  DEFINITIONS

                 SECTION 101. DEFINITIONS. For purposes of this First Supplemental Indenture, all terms used herein, unless otherwise defined herein, shall have the meaning assigned to them in the Indenture.

                                  ARTICLE TWO

                                 THE DEBENTURES

                 SECTION 201. TITLE, AMOUNT AND CERTAIN OTHER TERMS. There shall be hereby established a first series of Securities titled "____% Senior Convertible Debentures Due 1999" (hereinafter called the "First Series Debentures"). The aggregate principal amount of the First Series Debentures that shall be authenticated and delivered under the Indenture and this First Supplemental Indenture shall be limited to $___,000,000.00 (except for First Series Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other First Series Debentures pursuant to Sections 304, 305, 306, 906, 1107 and 1305 of the Indenture). The First Series Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver the First Series Debentures upon the written direction of the Company without any further action by the Company.

                 The principal of the First Series Debentures shall be due and payable on December 15, 1999. The First Series Debentures shall bear interest from December __, 1994 at _____% per annum, which interest shall be payable on December 15 and June 15, commencing on June 15, 1995. The Regular Record Date for interest payable on the First Series Debentures shall be December 1 and June 1 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The principal of (and premium, if any) and interest on the First Series Debentures shall be paid, First Series Debentures may be surrendered for registration of transfer, First Series Debentures may be surrendered for conversion, and notices or demands to or upon the Company in respect of the First Series Debentures and the Indenture may be served, at the Corporate Trust Office. Interest may, at the option of the Company, be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Sections 307 and 309 of the Indenture, to the address of such Person as it appears on the Security Register for the First Series Debentures.

                 First Series Debentures shall be issued as Registered Securities, without coupons, in denominations of $1,000 and in any integral multiple thereof.

                 The form of the First Series Debentures shall be substantially as set forth in the form established by or pursuant to a Board Resolution or Officers' Certificate delivered to the Trustee, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or this First Supplemental Indenture, and with such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of the Indenture or this First Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the First Series Debentures may be listed, or to conform to usage.

                 SECTION 202. REDEMPTION. The First Series Debentures are not redeemable at the option of the Company prior to December 15, 1997. On and after December 15, 1997, the Company may, at its option, redeem all or from time to time any part of the First Series Debentures on any date on or prior to the close of business on December 15, 1999, upon notice as set forth in Section 1102 of the Indenture, and at the Redemption Prices set forth below (expressed as percentages of the principal amount) during the twelve-month periods commencing on the dates set forth below:

                        If Redemption occurs                            Redemption
                      on or after December 15                              Price
                      -----------------------                           ----------
                                1997                                            %
                                1998                                            %

and 100% if redeemed on December 15, 1999, together in each case with accrued interest to the date fixed for redemption; provided that if the date fixed for redemption is an Interest Payment

Date, then the interest payable on such date shall be paid to the Holder of record on the Regular Record Date with respect to such Interest Payment Date.

         If fewer than all of the First Series Debentures are to be redeemed, the Trustee will select the First Series Debentures to be redeemed by lot or, in its discretion, on a pro rata basis.

         The First Series Debentures shall not be subject to a sinking fund or analogous redemption.

                 SECTION 203.  REDEMPTION AT OPTION OF HOLDERS.

                 (a) If, at any time prior to the close of business on December 15, 1999, there shall occur a Fundamental Change, then each Holder of a First Series Debenture shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's First Series Debentures, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice of such Fundamental Change (or if not a Business Day, the next succeeding Business Day). The Company shall redeem such First Series Debentures at a Redemption Price equal to (i) __% if the Repurchase Date is during the twelve-month period beginning December 15, 1994, (ii) __% if the Repurchase Date is during the twelve-month period beginning December 15, 1995,
(iii) __% if the Repurchase Date is during the twelve-month period beginning December 15, 1996, and (iv) after December 14, 1997, the Redemption Price which would be applicable on the Repurchase Date to a redemption at the option of the Company pursuant to Section 202 of this First Supplemental Indenture; provided that with respect to a Fundamental Change in which the holders of the Company's Common Stock receive only cash, if the Applicable Price with respect to such Fundamental Change is less than the Reference Market Price, the Company shall redeem such First Series Debentures at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay to such Holders accrued interest to the Repurchase Date on the redeemed First Series Debentures; provided that if the Repurchase Date is an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the Regular Record Date with respect to such Interest Payment Date.

                 Upon presentation of any First Series Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new First Series Debenture or First Series Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the First Series Debentures so presented.

                 (b) On or before the tenth day after the occurrence of a Fundamental Change, the Company or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in Section 1104 of the Indenture. The Company shall also deliver a copy of the Company Notice to the Trustee.

                 Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem First Series Debentures, the date and time by which the Holder must exercise the redemption right (the "Fundamental Change Expiration Date"), that the Holder shall have the right to withdraw any First Series Debentures surrendered prior to the Fundamental Change Expiration Date, a description of the procedure which a Holder must follow to exercise such redemption right, the place or places that payment will be made upon presentation and surrender of such Holder's First Series Debentures, and the amount of interest accrued on each First Series Debenture to the Repurchase Date.

                 No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder's redemption rights or affect the validity of the proceedings for the redemption of the First Series Debentures pursuant to this Section 203.

                 (c) To exercise a redemption right a Holder shall deliver to the Company (or an agent designed by the Company in the Company Notice) and to the Trustee on or before the thirtieth day after the date of the Company
Notice: (i) an irrevocable written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of First Series Debentures to be redeemed and a statement that the election to exercise a redemption right is being made thereby; and (ii) the First Series Debentures with respect to which such redemption right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable following the Fundamental Change Expiration Date and shall terminate all conversion rights of the Holder under Article Three of this First Supplemental Indenture with respect to the First Series Debentures to be redeemed under this Section 203; provided, however, that if the Company shall arrange for the purchase and conversion of any such First Series Debentures pursuant to Section 204 of this First Supplemental Indenture, the purchasers pursuant to such Section shall have the right to convert such First Series Debentures as set forth therein. All questions as to the validity, eligibility (including time of receipt) and acceptance of any First Series Debenture for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

                 (d) On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to repay on the Repurchase Date all the First Series Debentures to be repaid on such date at the appropriate redemption price, together with accrued interest to the Repurchase Date. Payment for First Series Debentures surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Date will be made promptly (but in no event more than three Business Days) following the Repurchase Date by mailing checks for the amount payable to the Holders of such First Series Debentures entitled thereto as they shall appear on the Securities Register for such First Series Debentures.

                 (e) The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Company's Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sales price for the Company's Common Stock (determined as set forth in 305(f) of this First Supplemental Indenture) during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with such Fundamental Change.

                 (f) The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Company's Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock which is (or, upon consummation of such transaction or event, will be) listed on a national securities exchange or approved for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system of automated dissemination of quotations of securities prices.

                 (g) The term "Reference Market Price" shall initially mean $________, and in the event of any adjustment to the conversion price pursuant to Section 305 of this First Supplemental Indenture, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $_____ to the conversion price specified in
Section 304 of this First Supplemental Indenture (without regard to any adjustment thereto).

                 SECTION 204. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of First Series Debentures, the Company may arrange for the purchase and conversion of any First Series Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such First Series Debentures by paying to the Trustee in trust for the Holders of the First Series Debentures to be redeemed, on or before the close of business on the Redemption Date (including, without limitation, Redemption Dates arising pursuant to redemption under Section 203 of this First Supplemental Indenture), an amount not less than the applicable Redemption Price of such First Series Debentures, together with interest accrued to the date fixed for redemption as provided in Sections 202 and 203 of this First Supplemental Indenture. Notwithstanding anything to the contrary contained in this Article Two, the obligation of the Company to pay the Redemption Price of such First Series Debentures, together with interest accrued to the date fixed for redemption as provided in Sections 202 and 203 of this First Supplemental Indenture, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any First Series Debentures called for redemption and not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Three of this First Supplemental Indenture) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of any First Series Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any First Series Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any First Series Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.


                                 ARTICLE THREE

                     CONVERSION OF FIRST SERIES DEBENTURES

                 SECTION 301. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of the Indenture and this First Supplemental Indenture, the Holder of any First Series Debenture shall have the right, at the option of such Holder, at any time prior to the close of business on December 15, 1999 (except that, with respect to any First Series Debenture or portion of a First Series Debenture which shall be called for redemption, such right shall terminate, except as provided in the third paragraph of Section 302 of this First Supplemental Indenture, at the close of business on the Redemption Date of such First Series Debenture or portion of a First Series Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such First Series Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the First Series Debenture or portion thereof surrendered for conversion by the conversion price in effect at such time, by surrender of the First Series Debenture so to be converted in whole or in part in the manner provided in Section 302 of this First Supplemental Indenture. A Holder of First Series Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted such Holder's First Series Debentures, and only to the extent such First Series Debentures are deemed to have been converted to Common Stock under this Article Three.

                 The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 306 of this First

Supplemental Indenture, however, shares issuable on conversion of First Series Debentures shall include only shares of the class designated as Common Stock of the Company at the date of the First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 SECTION 302. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege, the Holder of any First Series Debenture to be converted in whole or in part shall surrender such First Series Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 1002 of the Indenture, accompanied by the funds, if any, required by the last paragraph of this Section 302, and shall give written notice of conversion in the form provided on the First Series Debentures (or such other notice which is acceptable to the Company) to the Company at such office or agency that the Holder elects to convert such First Series Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 307 of this First Supplemental Indenture. Each First Series Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such First Series Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or the Holder's duly authorized attorney.

                 As promptly as practicable after the surrender of such First Series Debenture and the receipt of such notice and funds, if any, as aforesaid, the Company shall issue and deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such First Series Debenture or portion thereof in accordance with the provisions of this Article Three and a check or cash in respect of any fractional interest in respect to a share of Common Stock arising upon such conversion, as provided in
Section 303 of this First Supplemental Indenture. In case any First Series Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Sections 302 and 305 of the Indenture, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the First Series Debenture so surrendered, without charge to such Holder, a new First Series Debenture or First Series Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered First Series Debenture.

                 Each conversion shall be deemed to have been effected on the date on which such First Series Debenture (or portion thereof) shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section 302) and such notice shall have been received by the Company, each as aforesaid, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such First Series Debenture shall have been surrendered.

                 Any First Series Debenture (or portion thereof) surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such First Series Debenture (or portion thereof) being converted shall have been called for redemption) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the First Series Debentures. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such First Series Debenture at the close of business on such Regular Record Date; provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided above in this Section 302, no adjustment shall be made for interest accrued on any First Series Debenture converted or for dividends on any shares issued upon the conversion of such First Series Debenture as provided in this Article Three.

                 SECTION 303. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of First Series Debentures. If more than one First Series Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the First Series Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any First Series Debenture or First Series Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the last reported sale price on the first day (which is a Business Day) immediately preceding the day on which the First Series Debentures (or specified portions thereof) are deemed to have been converted and such last reported sale price shall be determined as provided in Section 305(f) of this First Supplemental Indenture.

                 SECTION 304. CONVERSION PRICE. The conversion price shall be $____________, subject to adjustment as provided in this Article Three.

                 SECTION 305. ADJUSTMENT OF CONVERSION PRICE. The conversion price shall be adjusted from time to time by the Company as follows:

                          (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the Holder of any First Series Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such First Series Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 305(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

                          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in Section 305(f) of this First Supplemental Indenture) at the date fixed for the determination of stockholders entitled to receive such rights or warrants, except as provided in Section 305(f) of this First Supplemental Indenture, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date, except as provided in Section 305(f) of this First Supplemental Indenture. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that any shares of Common Stock issuable upon exercise of such rights or warrants are not delivered due to non-exercise of such rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                          (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock any shares of capital stock of the Company (other than

         Common Stock) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in
         Section 305(b) of this First Supplemental Indenture, and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (y) paid exclusively in cash or (z) referred to in
         Section 305(a) of this First Supplemental Indenture), any of the foregoing distributions (except such excluded distributions) hereinafter in this Section 305(c) called the "Distribution Securities," then, in each case, unless the Company elects to reserve such Distribution Securities for distribution to the Holders of First Series Debentures upon the conversion of the First Series Debentures so that any such Holder converting First Series Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution Securities which such Holder would have received if such Holder had, immediately prior to the Distribution Record Date (as defined below) for such distribution of the Distribution Securities, converted its First Series Debentures into Common Stock, the conversion price shall be reduced so that the same shall be equal to the price determined by multiplying the conversion price in effect on the Distribution Record Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Distribution Record Date less the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee, as the case may be) on the Distribution Record Date of the portion of the Distribution Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Distribution Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distribution Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of First Series Debentures shall have the right to receive upon conversion the amount of Distribution Securities such Holder would have received had such Holder converted each First Series Debenture on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) determines the fair market value of any distribution for purposes of this Section 305(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                          For purposes of this Section 305(c) and Sections 305(a) and (b) of this First Supplemental Indenture, any dividend or distribution to which this Section 305(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any conversion price reduction required by this Section 305(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further conversion price reduction required by Sections 305(a) and (b) of this First Supplemental Indenture with respect to such dividend or distribution shall then be made, except the Distribution Record Date of such dividend or distribution shall be substituted as "the record date in case of a dividend" and "the date of issuance of such rights or warrants" within the meaning of Sections 305(a) and (b) of this First Supplemental Indenture).

                          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly or semi-annual cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter or, in the case of a semi-annual dividend, semi-annual period does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly or, in the case of a semi-annual dividend, semi-annual cash dividend on the Common Stock to the extent not requiring any adjustment of the conversion price pursuant to this Section 305(d) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) in the case of a quarterly dividend, 3.75% of the Current Market Price or, in the case of a semi-annual dividend, 7.50% of the Current Market Price of the Common Stock, in each case on the Trading Day (as defined in Section 305(f) of this First Supplemental Indenture) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the First Series Debentures upon the conversion of the First Series Debentures so that any such Holder converting First Series Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the Distribution Record Date for such distribution of cash, converted its First Series Debentures into Common Stock, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Distribution Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Distribution Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the Distribution Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Distribution Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of First Series Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each First Series Debenture on the Distribution Record Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not been declared.

                          (e) In case a Tender Offer (as defined below) or exchange offer made by the Company or any Subsidiary of the Company to all holders of its Common Stock for all or any portion of the Common Stock shall expire and such Tender Offer or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such Tender Offer or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
         (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such Tender Offer or exchange offer had not been made.

                          (f) For the purpose of any computation under Sections 305(b), (c), (d) and (e) of this First Supplemental Indenture, the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation; provided (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the conversion price pursuant to Section 305(a), (b), (c), (d) or (e) of this First Supplemental Indenture occurs during such ten consecutive Trading

         Days, the last reported sale price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such last reported sale price for each Trading Day on and after the "ex" date for such other event by the same fraction by which the conversion price is so required to be adjusted as a result of such other event,
         (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the conversion price pursuant to Section 305(a), (b), (c), (d) or (e) of this First Supplemental Indenture occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the last reported sale price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such last reported sale price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the last reported sale price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of
         Section 305(c) or (e) of this First Supplemental Indenture, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                          For purposes of this Section 305(f), the term "ex" date, (I) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the last reported sale price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (III) when used with respect to any Tender Offer or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                          The last reported sale price for each day shall be
         (i) the last sale price, or the closing bid price if no sale occurred, of such class of stock on the New York Stock Exchange (or, if not listed on such exchange, then on the principal securities exchange, if any, on which such class of stock is listed), or (ii) the last reported sale price of Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or
         (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

                          As used herein the term "Trading Days" with respect to Common Stock means (I) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (II) if the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

                          In addition, for purpose of any computation under this Section 305: (x) the market value or exercise price of any rights or warrants shall be determined without giving effect to any potential adjustment that is contingent upon the occurrence of any event other than the passage of time; and (y) to the extent that any right or warrant is subject to any condition (other than the passage of time), the date of issuance or distribution of such right or warrant and the record date for the determination of stockholders entitled to receive such rights or warrants shall be deemed to be the date of occurrence of such condition.

                          (g) "Distribution Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                          (h) "Tender Offer" means a written offer by the Company or any Subsidiary of the Company (and widely publicized by the Company or such Subsidiary as a tender offer) to purchase all or any portion of the Common Stock of the Company, which offer is determined by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) in good faith to constitute a traditional tender offer based on the type of transaction traditionally characterized by investors, market professionals and other participants in the securities industry as a tender offer. Without in any way limiting the foregoing, such term is not intended to include the broader array of transactions that are sometimes characterized as tender offers by the Securities and Exchange Commission or the courts, but are not determined by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) in good faith to constitute a traditional tender offer.

                          (i) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Three shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 305 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 305, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                          (j) Whenever the conversion price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Holder of each First Series Debenture at such Holder's last address appearing on the Security Register for the First Series Debentures.

                          (k) In any case in which this Section 305 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any First Series Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to
         Section 303 of this First Supplemental Indenture.

                 SECTION 306. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock shall occur, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each First Series Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such First Series Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such First Series Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, consolidation, change, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 306 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Three.

                 The Company shall promptly cause notice of the execution of such supplemental indenture to be mailed to each Holder of First Series Debentures, at such Holder's address appearing on the Security Register for the First Series Debentures.

                 The above provisions of this Section 306 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                 SECTION 307. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of First Series Debentures shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any First Series Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 308. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the First Series Debentures, from time to time as such First Series Debentures are presented for conversion.

                 Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the First Series Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

                 The Company covenants that all shares of Common Stock which may be issued upon conversion of First Series Debentures will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                 The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of First Series Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                 The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the First Series Debentures.

                 SECTION 309. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of First Series Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any First Series Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any First Series Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Three. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 306 of this First Supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of First Series Debentures upon the conversion of their First Series

Debentures after any event referred to in Section 306 of this First Supplemental Indenture or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 602 of the Indenture may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                 SECTION 310. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

                 (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, which dividend or distribution, under Section 305 of this First Supplemental Indenture, would require an adjustment to the conversion price for the First Series Debentures; or

                 (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants, which grant, under Section 305 of this First Supplemental Indenture, would require an adjustment to the conversion price for the First Series Debentures; or

                 (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party, to which the Company is not the surviving corporation and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of First Series Debentures, at such Holder's address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                  ARTICLE FOUR

                                 MISCELLANEOUS

                 SECTION 401. GOVERNING LAW, ETC. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). The terms and conditions of this First Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes applicable to the First Series Debentures, in accordance with the terms and provisions of Section 901 of the Indenture. Other than as amended and supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed.

                 SECTION 402. ACCEPTANCE BY TRUSTEE. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Indenture.

                 SECTION 403. THE INDENTURE AS SUPPLEMENTED. From and after the date of this First Supplemental Indenture, for purposes of all Securities, all references in the Indenture to this "Indenture" shall refer to the Indenture as supplemented hereby.





                         [Signatures on following page]

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.


                                  FIRST FINANCIAL MANAGEMENT CORPORATION


                                  By:___________________________________________
                                      Name:
                                      Title:



                                  NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Trustee


                                  By:___________________________________________
                                      Name:
                                      Title: